SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 9, 1997

                              THE LEHIGH GROUP INC.

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             (Exact name of registrant as specified in its charter)

        Delaware                       1-155                   13-192067-0
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

810 Seventh Avenue, New York, New York                           10019
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 333-2620

                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 1.
AND ITEM 2.    CHANGES IN CONTROL OF REGISTRANT; ACQUISITION OF ASSETS

         On July 9, 1997 at a Special Meeting (the "Special Meeting") of stockholders of the Lehigh Group, Inc. ("Lehigh"), the stockholders of Lehigh approved the merger (the "Merger") pursuant to the terms of the Agreement and Plan of Merger dated as of October 29, 1996 (the "Merger Agreement") among Lehigh, First Medical Corporation ("FMC") and Lehigh Management Corp., a wholly-owned subsidiary of Lehigh ("Merger Sub"). On the same day, Merger Sub was merged with and into FMC and each outstanding share of common stock of FMC (the "FMC Common Stock"), was exchanged for (i) 1,127.675 shares of Lehigh's Common Stock, par value $.001 per share ("Lehigh Common Stock"), and (ii)
103.7461 shares of Lehigh's Series A Convertible Preferred Stock, par value $.001 per share (the "Lehigh Preferred Stock"), each of which is convertible into 250 shares of Lehigh Common Stock and has a like number of votes per share, voting together with the Lehigh Common Stock. Prior to the Merger, FMC held approximately 25.4% of the outstanding shares of Lehigh Common Stock which were acquired through two series of transactions.

         There were outstanding 10,000 shares of FMC Common Stock immediately prior to the Merger. These shares were exchanged for a total of (i) 11,276,750 shares of Lehigh Common Stock and (ii) 1,037,461 shares of Lehigh Preferred Stock. As a result of the Merger, holders of Lehigh Common Stock immediately prior the Merger and former FMC stockholders each own 50% of the issued and outstanding shares of Lehigh Common Stock immediately following the Merger. In the event that all of the shares of Lehigh Preferred Stock issued to the former FMC stockholders are converted into Lehigh Common Stock, holders of Lehigh Common Stock immediately prior to the Merger and former FMC stockholders would own approximately 4% and 96%, respectively, of the outstanding Lehigh Common Stock.

         In addition, under the terms of the Merger Agreement, Lehigh will be renamed "First Medical Group, Inc.," and following the Merger, Dennis Sokol, the Chairman of the Board and Chief Executive Officer of FMC, became the Chairman and Chief Executive Officer of Lehigh, Salvatore Zizza, the Chairman of the Board, President and Chief Executive Officer of Lehigh, became Executive Vice President and Treasurer and Mr. Bruno continued as Vice President and Secretary. Mr. Bruno, Richard Bready, Charles Gargano, Anthony Amhurst and Salvatore Salibello, five of the six members of the Board of Directors, were not nominated for re-election, and at the Special Meeting Mr. Sokol, Melvin Levinson, Elliot Cole and Paul Murphy, four members of FMC's board of directors, were elected to replace them.

         FMC and Generale De Sante International, plc ("GDS") are parties to a Subscription Agreement, dated June 11, 1996, pursuant to which GDS paid $5,000,000 in order to acquire a variety of ownership interests in FMC and its subsidiaries, including 10% of the shares of FMC Common Stock (which were automatically exchanged pursuant to the Merger for shares of Lehigh Common Stock and Lehigh Preferred Stock) and shares of FMC's 9% Series A Convertible Preferred Stock (the "FMC Preferred Stock") convertible into 10% of the shares of FMC Common Stock, which shares of FMC Preferred Stock remained outstanding and convertible following the Merger. Consequently, when and if GDS decides to convert its shares of FMC Preferred Stock, GDS will receive shares of Lehigh Common Stock and Lehigh Preferred Stock. Together with the shares of Lehigh Common Stock and Lehigh Preferred Stock issued for the FMC Common Stock, these shares would give GDS a total of approximately 23% ownership interest and voting power of Lehigh.

    (c)     EXHIBITS

            2.1 Amended and Restated Agreement and Plan of Merger, dated as of October 29, 1996, between the Registrant, the Lehigh Management Corp. ("Merger Sub") and First Medical Corporation ("FMC"), (incorporated by reference to Appendix A to the Registrant's Proxy Statement for a Special Meeting of Shareholders to be held July 9, 1997).

            2.2 First Amendment to the Merger Agreement, dated July 9, 1997 between the Registrant, Merger Sub and FMC.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE LEHIGH GROUP INC.

Dated: July 24, 1997                 By:    /s/ Robert A. Bruno
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                                            Robert A. Bruno
                                            Vice President and General Counsel

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